CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238872 on Form S-1 of our report dated March 2, 2020, relating to the financial statements and financial statement schedule of Richfield Orion International, Inc.

/s/ Michael Coglianese, CPA PC

Bloomingdale, IL

June 28, 2021